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LOAN AGREEMENT (this "Agreement"), dated as of August 22, 2000, by and among
Constellation 3D Technology Limited, a British Virgin Islands company located at Road Town, Tortola, British Virgin Islands (the "Lender"), and Constellation 3D, Inc., a Florida corporation with headquarters located at 230 Park Avenue, Suite 453, New York, New York 10169 (the "Borrower").

         WHEREAS:

         The parties desire that, upon the terms and subject to the conditions contained herein, the Lender shall open a US$6 million line of credit to Borrower;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

         1. LOAN.
            ----

              a. Credit Line. Upon the terms and conditions set forth herein, the Lender will open a credit line of up to US$6,000,000.00 (six million) to the Borrower, from which the Borrower can withdraw within 6 consecutive periods of 30 days each, from the signing of the Agreement, the amount of up to US$1,000,000 (one million) ("the "Withdrawals") each such period.

              b. Interests. The Withdrawals will carry an annual interest of THREE MONTH LIBOR + 3 %, calculated for each Withdrawal from the day of receipt of the requested amount by the Borrower. The interest for each Withdrawal shall be payable in semi-annual installments.

              c. Funds Delivery. The Lender will deliver the funds within 6 business days from receiving a written request from the Borrower.

              d. Loan Repayment. The Withdrawals will be paid one year from the day of receipt by the Borrower (the "Due Date"). The Borrower will have the option to pay all or any part of the Withdrawals outstanding together with any accrued but unpaid interest (the "Outstanding Amount") at any time before the Due Date by giving written notice to the Lender. Nevertheless, if the Borrower receives more than US$5,000,000 (the "Minimum Amount") in debt and/or equity capital from the day of signature of this Agreement, for each additional amount received by the Borrower in excess of the Minimum Amount (the "Additional Proceeds"), 20% of the Additional Proceeds will be used to repay the Outstanding Amount.

              e. Conversion. The Borrower will notify the Lender each time it intends to repay all or any part of the Outstanding Amount and the Lender will have 7 business days to notify Borrower whether it wants to receive the money or convert the amount into shares. The Lender will have the right to convert the amount into equity at a price per share of 90% of the average closing price of the Common Stock for the 12 (twelve) trading days prior to the signing of this Agreement (the "Conversion Price").

              f. Warrants. The Lender will receive 20,000 warrants upon signing the Agreement and an additional 10,000 warrants upon each Withdrawal. The warrants will be for a period of 3 years from the date of grant to purchase Borrower's Common Stock at a strike price equal to 100% of the closing price of the Common Stock at the time of signing the Agreement.





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              g. Option to Purchase Shares. Up to one year from the last
Withdrawal (the "Purchase Period"), the Lender will have the right to purchase additional Common Stock of the Borrower at the Conversion Price for an amount equal to the Withdrawals, but in any case not less than US$2,000,000. The Common Stock purchased by the Lender will be included in the first registration of securities of the Borrower under the Securities Act of 1933 taking place after the purchase.

              h. Mechanics of Purchase of Shares by Lender. To effect a stock purchase of Shares, the Lender shall deliver a written notice to the Borrower (a "Purchase Notice") at any time and from time to time (in the Lender's sole discretion) during the Purchase Period. Each Purchase Notice shall set forth (i) the aggregate purchase price for the Shares being purchased, and (ii) the number of Shares being purchased pursuant to such Purchase Notice. The "Purchase Notice Date" with respect to a Purchase Notice shall be the date on which the Lender delivers a copy of such Purchase Notice to the Borrower by facsimile transmission

              i. Delivery of Purchased Shares. Subject to the Lender's compliance with all of the terms and conditions of this Agreement, the Borrower shall deliver to the Lender the Shares sold to the Lender by the third Trading Day following delivery of a Purchase Notice, whether by physical delivery of certificates or by book-entry transfer through DTC for such Shares.

              j. Transfer Agent Instructions. The Borrower shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Lender or its respective nominee(s), for the Shares in such amounts as specified from time to time by the Lender to the Borrower upon delivery of a Purchase Notice (the "Irrevocable Transfer Agent Instructions"). The Borrower warrants that no instruction relating to the Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Borrower to its transfer agent and that the Shares shall be freely transferable on the books and records of the Borrower.

         2. COVENANTS.
            ---------

              a. Further Financing. The Borrower shall not engage in any further financing in terms that less favorable than the terms of this Agreement except with the explicit agreement of the Lender; provided, however, that no such agreement will be required for financing proposed by an industrial/commercial strategic partner to Borrower or by a first line investment bank. The shares resulting from this conversion will be included in the first registration of securities of the Borrower under the Securities Act of 1933, taking place after the conversion.

              b. Use of Proceeds. The Borrower will use the Withdrawals and proceeds from the sale of the Shares for legally permissible general corporate and working capital purposes.

              c. Corporate Existence. The Borrower will take all steps necessary to preserve and continue the corporate existence of the Borrower.






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


         3. CONDITIONS OF THE LENDER TO OPEN THE LINE OF CREDIT.
            ---------------------------------------------------

              The obligation of the Lender hereunder to open the line of credit to the Borrower is subject to the satisfaction of each of the following conditions set forth below. These conditions are for the Lender's sole benefit and may be waived by the Lender at any time in its sole discretion.

              a. The Board of Directors of the Borrower shall have adopted resolutions approving this transaction in a form reasonably acceptable to the Lender (the "Resolutions") and such Resolutions shall not have been amended or rescinded.

              b. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

              c. There shall have been no filing of a petition in bankruptcy, either voluntarily or involuntarily, with respect to the Borrower and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Borrower or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Borrower.

         4. MISCELLANEOUS.
            -------------
              a. Fees and Expenses. The reasonable legal fees and expenses arising out of this Agreement will be paid by the Borrower.

              b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

              c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

              d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

              e. Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Lender and the Borrower with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Borrower nor the Lender makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Borrower and the Lender, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.





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

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


                  If to the Borrower:

                           Constellation 3D, Inc.
                           230 Park Avenue
                           Suite 453
                           New York, New York 10169
                           Telephone: 212-983-1107
                           Facsimile: 212-983-1108

                  If to the Lender:

                           Constellation 3D Technology Ltd.
                           235 West 76th Street, Suite 8-D
                           New York, NY 10023
                           Telephone: (212) 580-4024
                           Facsimile: (212) 580-4021

                  Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

                  g. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender, including by merger or consolidation. The Lender may assign some or all of its rights hereunder to an affiliate or associate of the Lender with the written consent of the Borrower; provided, however, that any such assignment shall not release the Lender from its obligations hereunder unless such obligations are assumed by such assignee and the Borrower has consented to such assignment and assumption.





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


              h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person

              i. Publicity. The Borrower and the Lender shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Borrower shall be entitled, without the prior approval of the Lender, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Lender shall be consulted by the Borrower in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

              j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

              k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

              l. Days. Unless the context refers to "trading days" or "business days", all references herein to "days" shall mean calendar days.

              m. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles. Any legal fees arising from any dispute in connection with this Agreement will be paid by the non-prevailing party.

                                    * * * * *



                            [Signature Page Follows]












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         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date and year first above written.



BORROWER:                                       LENDER:
--------                                        ------

CONSTELLATION 3D, INC.                          CONSTELLATION 3D TECHNOLOGY LTD.



By: /s/ Michael Goldberg                        By: /s/  Eugene Levich
   ---------------------------                     ----------------------------
Name:   Michael Goldberg                           Name: Eugene Levich
Title:                                             Title:



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